Exhibit 99.2 Shareholder Letter ROBLOX Q1 2021 May 10, 2021

To Our Shareholders: We want to take a moment to reflect on the last year - a year of great uncertainty. In such difficult times, we are grateful that we and our creator community could provide a place for millions of people around the world to connect for a range of shared human co-experiences in a safe and civil manner. This marks our first formal communication with investors since our direct listing on March 10. We want to start by describing how we intend to interact with the financial community now that we are publicly listed. Our goal is to present meaningful data and frequent updates on the key drivers of our business so investors can build and maintain their models and assess their investments in Roblox. This will be particularly important this year as we all try to understand the global impacts of the COVID-19 pandemic on enterprises and the implications to our business as the world returns to normal. ROBLOX

Monthly Metrics - Each month we will issue a brief release that reports estimated daily active users, hours engaged, bookings, average bookings per daily active user, and revenue for the prior month. As an example, in March each year, we will report February metrics. Note that the results for the third month of each quarter (March, June, September, and December) will be included as part of our quarterly earnings reports. Quarterly Reporting - Each quarter, we will issue a letter that includes commentary on the operations of the company and areas of investment. It will include both our GAAP financial results for the quarter and key non-GAAP metrics, specifically daily active users, hours engaged, and bookings. We intend to issue the letter after the close of the market, and to host a Q&A session that will be open to the public the following morning before the market opens. Investor Days - At least once a year we expect to host an investor day at or near our offices in San Mateo. This will be a great opportunity to meet with key executives and contributors from our product and engineering organizations, as well as from developer relations, marketing, and finance. We will assure that investors who cannot attend investor days in person will be afforded the opportunity to watch a live stream on the investor page of our corporate website at ir.roblox.com. Conferences - Periodically, we will attend investor conferences hosted by investment banks as well as industry conferences. Guidance - We are committed to maintaining a transparent relationship with the financial community. As such, in lieu of issuing quarterly and annual guidance, we believe the monthly metrics data we described above provides investors with a better window into how our business is progressing. Therefore, we will not be providing updated quarterly and annual guidance. ROBLOX

Mission and Values Our mission and values are important to all Roblox employees (Robloxians). They guide our behavior and keep us aligned around our priorities in running the company. Our mission is to build a human co-experience platform that enables shared experiences among billions of users. We have embraced five core values since we founded Roblox 17 years ago. 1. Respect the community. We put the needs of our community above our own. 2. Take the long view. We incorporate our long-term goals in every decision. 3. Get stuff done. We iterate relentlessly towards the long view. 4. Self-organize. We operate in aligned teams that are as self-sufficient as possible. 5. Own it. We each own the outcome for which we are responsible. We have always done well and grown enterprise value by making decisions that we believed were in the best long-term interests of the company. Sometimes those decisions were in direct conflict with actions that might have delivered more short-term benefit. ROBLOX

Quarterly Highlights Before we present the operating metrics and financial results, we want to review a few highlights: Talent - We feel a keen sense of responsibility to our community to continue improving the Roblox platform. In order to do that, we must hire an expanding team of great engineers and product professionals. As of the end of March 2021, we had 1,054 employees, of which 79% were either on a product or an engineering team. Total headcount this time last year was 651. The quality of people we are hiring is incredible. This is a positive trend that should enable us to expand our ability to innovate at scale. In March we welcomed Manuel Bronstein to Roblox as chief product officer. Manuel joined us from Google where he was vice president of product for Google Assistant and prior to that was vice president of product management for YouTube. Before his time at Google, Manuel was at Zynga and Microsoft. Developers - In Q1 2021, total developer exchange fees were $118.9 million, up 167% year over year. On a trailing twelve month basis, the number of developers earning over $30,000 was nearly 800, or approximately 2x the trailing twelve month number measured at the end of Q1 2020. Similarly, the run-rate of earnings for the 1,000th developer was over $29,000 in March 2021, up from roughly $8,000 in March last year. We believe that we are on track to share nearly half a billion dollars with the comunity this year. Content - The quality and variety of content on the Roblox platform are both at all-time highs. We believe this was powered by a broader offering of quality content from an increasing number of developers. ROBLOX

Community - Roblox hosted its 8th annual Bloxys award show on March 27th. Nearly one million people attended our live virtual awards ceremony that celebrated the year’s most accomplished Roblox experiences and creators. Music - In Q1 2021, we explored additional ways to work with the music industry. We partnered with two labels from Warner Music Group to launch successful on-platform music activations that engaged millions of fans. Atlantic Records hosted a Launch Party for their band Why Don’t We. The band performed songs from their new album and answered questions from their fans. Roblox also partnered with Warner Records to have their band Royal Blood virtually perform at the Bloxys where they exclusively debuted their new single Limbo. Brand Partnerships - Q1 2021 also saw growing activity in the world of digital fashion on Roblox. Gucci was the first luxury brand to create content for the platform, collaborating with home-grown Roblox designers to bring virtual items to our community. Stella McCartney also leveraged Roblox designers to create virtual merchandise based on their real-world fashions. Also, Hasbro announced a licensing partnership with Roblox around its Monopoly and Nerf franchises, which will launch in the fall of this year. ROBLOX

Financial Results For more information, please refer to our Q1 2021 earnings release and supplemental materials accessible at ir.roblox.com. Revenue in Q1 2021 was $387.0 million, an increase of 140% over Q1 2020. Cost of revenue totaled $97.9 million in Q1 2021 and was up 134% year over year. Personnel costs, excluding stock-based compensation, in the first quarter 2021 were $89.5 million, up 110% year over year as we continued to hire aggressively, specifically in our engineering and product organizations. Developer exchange fees were $118.9 million in Q1 2021 versus $44.5 million in the same quarter last year. Developer exchange fees were the fastest growing of our key investment areas, with year over year growth of 167%. Certain infrastructure and trust & safety spending, which excludes personnel costs, stock-based compensation, and depreciation, was $64.0 million in the March quarter, up from $34.8 million in Q1 2020. The growth in spending was primarily driven by investments in data centers necessary to support the increased levels of activity on the platform, and the hiring of additional trust & safety agents. Net loss was $134.2 million in Q1 2021, which was an increase from a net loss of $74.4 million in the same period last year. Our net losses increased due to the higher levels of expense required to support the growth of the business and the fact that we have a large deferred revenue component. Since our investment decisions are generally based on levels of non-GAAP bookings, we expect to continue to report net losses for the foreseeable future even as we anticipate generating net cash provided by operating activities. ROBLOX

Bookings, primarily the value of virtual currency that users purchased on our platform, grew 161% to $652.3 million in Q1 2021 compared to bookings of $249.6 million in Q1 last year. To calculate bookings, we take revenue ($387.0 million) and add the change in deferred revenue and other adjustments for the period ($265.3 million). That sum gives us the cash generated in the quarter related to Robux purchased. Note that at the time users purchase Robux from us, we also have to pay Apple, Google, and other payment processors. To calculate the cash outflow related to bookings we add to cost of revenue ($97.9 million) the change in deferred cost of revenue ($62.3 million) associated with the amount of deferred revenue. These changes in deferred amounts can be found in our statement of cash flows. Because of the positive impact of bookings on cash, and given our mission to connect billions of people around the world, we continued to invest aggressively in Q1 2021. We made significant investments in our developer community, in hiring great talent who can advance the platform, and in infrastructure and trust & safety. Notwithstanding those investments, net cash provided by operating activities was $164.5 million in Q1 2021, an increase from $43.5 million in the same period a year ago. During Q1 2021, we incurred $51.9 million of one-time expenses related to our direct listing consisting primarily of advisory, legal, and auditing fees. Excluding those one time fees, cash provided from operations in Q1 2021 would have been $216.4 million. We ended the quarter with $1.6 billion of cash and cash equivalents on the balance sheet. ROBLOX

Additional Key Metrics - Q1 2021 Average daily active users were 42.1 million in Q1 2021, up 79% from 23.6 million DAUs in Q1 last year. By region, US/Canada was the largest geography accounting for 30% of users, growing by 62% year over year. Users in Europe, which are nearly as numerous as in the US/Canada, grew 79%. In Q1 2021, our demographics continued to expand with users over the age of 13 growing at 111% and now accounting for 49% of the user base. The trends on hours engaged were similar. Total hours engaged in Q1 2021 were 9.7 billion, up 98% compared to 4.9 billion in Q1 last year. By region, US/Canada was the largest geography and accounted for 33% of hours while growing by 88% year over year. Hours engaged in Europe were 2.7 billion, or 28% of total. In Q1 2021, users over the age of 13 accounted for just under half of all hours engaged in the period and grew by 128% year over year. These are both continuations of recent trends wherein our user base is becoming increasingly global and older. Average bookings per daily active user (ABPDAU) was $15.48 in Q1 2021, an increase of 46% from $10.58 in Q1 2020. Increased payer conversion in all of our geographies contributed to the growth in ABPDAU. ROBLOX

Key Metrics - April 2021 April 2020 was the first month during which our results were fully affected by the COVID-19 pandemic (March 2020 was partially affected). As a result, the year over year growth rates for most of our key metrics stepped up considerably beginning in March and April of last year. As the COVID-19 restrictions begin to lift around the world, we expect year over year growth rates in our key metrics to decline. That trend was clear in the guidance we gave leading up to our direct listing. Thus, we are tracking the health of our business for the balance of the year more on absolute numbers. With that in mind, for the month of April 2021 our key metrics are estimated as follows: Daily active users were 43.3 million, up 37% from April of last year and up from 42.3 million in March 2021 Hours engaged in April were 3.2 billion hours, up 18% year over year and flat with March 2021 Bookings were between $242 million and $245 million, up 59% - 61% from April 2020 and up 7% - 9% sequentially from March 2021 when bookings were $225.3 million Average bookings per DAU were between $5.59 - $5.66, up 16% - 17% year over year and 5% - 6% sequentially from March 2021 Revenue was $143 million - $145 million, up 136% - 140% year over year and 5% - 7% sequentially from March 2021 We want to welcome all of the new shareholders to Roblox. A fundamental part of being human is connecting with others, and we’re continually inspired by how the Roblox community creates and shares experiences to play, work, and learn together. The opportunity of what we’re building at Roblox is massive, and we will continue to make long-term investments as we build a human co-experience platform that enables shared experiences among billions of users. We look forward to working with you. The details of the earnings discussion tomorrow morning is below and we invite you to visit our investor relations website to review supplemental information (www.ir.roblox.com). ROBLOX

Earnings Q&A Session Roblox will host a live Q&A session to answer questions regarding their first quarter 2021 results on Tuesday, May 11, 2021 at 5:30 a.m. Pacific Time. The live webcast and Q&A session will be open to the public at ir.roblox.com. ROBLOX

Forward-Looking Statements This letter and the live webcast which will be held at 5:30am, PT on May 11 contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance, reporting metrics and cadence, investment strategy, business strategy and plans, and investment in and payments to the developer community. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our registration statement on Form S-1 filed with, and declared effective by, the SEC. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms in general; our ability to increase our number of new users and revenue generated from users; our ability to retain and expand our user base; the impact of the COVID 19 pandemic restrictions on our business; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; our ability to successfully develop and deploy new technologies to address the needs of our users; our ability to maintain and enhance our brand and reputation; our ability to hire and retain talent; news or social media coverage of the Company, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; and any breach or access to user or third-party data. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our registration statement on Form S-1 filed with, and declared effective by, the SEC. The forward-looking statements included in this letter and the webcast represent our views as of the date of the date of the letter. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this letter. Past performance is not necessarily indicative of future results.ROBLOX

Non-GAAP Financial Metrics This letter contains the non-GAAP financial measures bookings and free cash flow. We use this non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information may be helpful to investors because it provides consistency and comparability with past financial performance. Bookings is defined as revenue plus the change in deferred revenue during the period and other non-cash adjustments. Bookings is equal to the amount of virtual currency purchased by users in a given period of time. We believe bookings provide a timelier indication of trends in our operating results that are not necessarily reflected in our revenue as a result of the fact that we recognize the majority of revenue over the estimated average lifetime of a paying user. The change in deferred revenue constitutes the vast majority of the reconciling difference from revenue to bookings. By removing these non-cash adjustments, we are able to measure and monitor our business performance based on the timing of actual transactions with our users and the cash that is generated from these transactions. Free cash flow represents the net cash provided by operating activities less purchases of property, equipment, and intangible assets. We believe that free cash flow is a useful indicator of our unit economics and liquidity that provides information to management and investors about the amount of cash generated from our core operations that, after the purchases of property, equipment, and intangible assets, can be used for strategic initiatives, including investing in our business, making strategic acquisitions, and strengthening our balance sheet. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial information as a tool for comparison. As a result, our non-GAAP financial information is presented for supplemental informational purposes only and should not be considered in isolation from, or as a substitute for financial information presented in accordance with GAAP. A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this letter. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure. ROBLOX

Non-GAAP to GAAP Reconciliation Three Months Ended March 31, 2021 2020 (dollars in thousands) Reconciliation of revenue to bookings: Revenue $386,976 $161,570 Add (deduct): Change in deferred revenue 269,439 88,769 Other (4,138) (763) Bookings $652,277 $249,576 Three Months Ended March 31, 2021 2020 (dollars in thousands) Reconciliation of net cash from operating activities to free cash flow: Net cash provided by operating activities $164,469 $43,529 Add (deduct): Acquisition of property and equipment (22,133) (8,921) Purchases of intangible assets (256) - Free cash flow $142,080 $34,608 ROBLOX